UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2018

SEACOR Holdings Inc.

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(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200

Not Applicable

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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.08 Shareholder Director Nominations.

The information below under Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08, to the extent applicable.

Item 8.01 Other Events.

The Board of Directors of SEACOR Holdings Inc., a Delaware corporation (the “Company”), has established June 5, 2018 as the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). Because the date of the 2018 Annual Meeting is being advanced by more than 30 days from the anniversary date of the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of this change.

The time and location of the 2018 Annual Meeting will be specified in the Company’s proxy statement for the 2018 Annual Meeting. Because the date of the 2018 Annual Meeting has been changed by more than 30 days from the anniversary of the 2017 Annual Meeting, a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2018 proxy statement.

Pursuant to Rule 14a-8 of the proxy rules of the Securities and Exchange Commission (the “SEC”), a shareholder intending to present a proposal to be included in the proxy statement for the Company’s 2018 Annual Meeting must deliver a proposal in writing to the Company’s principal executive offices no later than a reasonable time before the Company begins to print and mail the proxy materials for the 2018 Annual Meeting. Accordingly, the new deadline for submission of proposals to be included in the Company’s proxy statement for the 2018 Annual Meeting is the close of business (5:00 p.m. Eastern Time) on Friday, April 6, 2018. Proposals should be delivered or mailed to and received by the Company’s Secretary at SEACOR Holdings Inc., 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316. Proposals of stockholders must also comply with the SEC’s rules regarding the inclusion of shareholder proposals in proxy materials and the Company may omit any proposal from its proxy materials that does not comply with the SEC’s rules.

The Company’s Bylaws set forth when a stockholder must provide notice to the Company of director nominations or other business to be properly brought before an annual meeting. Because the date of the Company’s 2018 Annual Meeting is more than 25 days from the anniversary date of the 2017 Annual Meeting, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the tenth day following the date on which public announcement of the date of such meeting is first made by the Company. As a result, these notices must be delivered or mailed to and received by the Company’s Secretary by the close of business (5:00 p.m. Eastern Time) on Friday, March 30, 2018 at the Company’s principal executive offices as indicated above. A stockholder’s notice to the Secretary must set forth the information described in the Company’s Bylaws as to each matter the stockholder proposes to bring before the annual meeting. A copy of the Company’s Bylaws is available on the SEC website attached as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2013 or can be obtained by contacting the Company’s Secretary at the address above.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated March 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

March 20, 2018	By:	/s/ William C. Long

Name: William C. Long
Title: Executive Vice President Chief Legal Officer and Corporate Secretary